Owned Aircraft Indenture
                                                                  N___U_







                   Exhibit C-2 to Note Purchase Agreement

                      FORM OF OWNED AIRCRAFT INDENTURE

                      INDENTURE AND SECURITY AGREEMENT
                                  (N___U_)

                      Dated as of __________ __, ____

                                  Between

                              US AIRWAYS, INC.

                                   Owner

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,

                             Indenture Trustee






                          EQUIPMENT NOTES COVERING
                        ONE AIRBUS A330-___ AIRCRAFT
                   BEARING U.S. REGISTRATION MARK N___U_
                         OWNED BY US AIRWAYS, INC.



     THIS AGREEMENT HAS BEEN PREPARED BASED UPON THE ASSUMPTION THAT BOTH SERIES G AND SERIES C EQUIPMENT NOTES WILL BE ISSUED. IF SERIES C EQUIPMENT NOTES ARE NOT ISSUED ON A PARTICULAR CLOSING DATE, THIS AGREEMENT SHALL BE MODIFIED TO REMOVE REFERENCES TO SERIES C EQUIPMENT NOTES AND TO MAKE OTHER RELATED CHANGES.


                             TABLE OF CONTENTS

                                  ARTICLE I

  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
            SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . 5

                                  ARTICLE II

  THE EQUIPMENT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 6
            SECTION 2.01.  Form of Equipment Notes  . . . . . . . . . . . 6
            SECTION 2.02.  Issuance and Terms of Equipment Notes  . . .  10
            SECTION 2.03.  [Reserved] . . . . . . . . . . . . . . . . .  13
            SECTION 2.04.  Method of Payment  . . . . . . . . . . . . .  13
            SECTION 2.05.  Application of Payments  . . . . . . . . . .  16
            SECTION 2.06.  Termination of Interest in Indenture
                           Estate . . . . . . . . . . . . . . . . . . .  16
            SECTION 2.07.  Registration, Transfer and Exchange of
                           Equipment Notes  . . . . . . . . . . . . . .  16
            SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
                           Equipment Notes  . . . . . . . . . . . . . .  18
            SECTION 2.09.  Payment of Expenses on Transfer;
                           Cancellation . . . . . . . . . . . . . . . .  19
            SECTION 2.10.  Mandatory Redemptions of Equipment Notes . .  19
            SECTION 2.11.  Voluntary Redemptions of Equipment Notes . .  19
            SECTION 2.12.  Redemptions; Notice of Redemption  . . . . .  19
            SECTION 2.13.  [Reserved] . . . . . . . . . . . . . . . . .  20
            SECTION 2.14.  [Reserved] . . . . . . . . . . . . . . . . .  21
            SECTION 2.15.  Subordination  . . . . . . . . . . . . . . .  21

                                ARTICLE III

  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE INDENTURE
  ESTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
            SECTION 3.01.  Basic Distributions. . . . . . . . . . . . .  21
            SECTION 3.02.  Event of Loss; Optional Redemption . . . . .  22
            SECTION 3.03.  Payments After Event of Default  . . . . . .  23
            SECTION 3.04.  Certain Payments . . . . . . . . . . . . . .  25
            SECTION 3.05.  Other Payments . . . . . . . . . . . . . . .  26
            SECTION 3.06.  Payments to Owner  . . . . . . . . . . . . .  26

                                 ARTICLE IV

  CERTAIN COVENANTS OF OWNER; EVENTS OF DEFAULT; REMEDIES OF INDENTURE
  TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            SECTION 4.01.  Certain Covenants of Owner . . . . . . . . .  26
            SECTION 4.02.  Event of Default . . . . . . . . . . . . . .  27
            SECTION 4.03.  [Reserved] . . . . . . . . . . . . . . . . .  28
            SECTION 4.04.  Remedies . . . . . . . . . . . . . . . . . .  28
            SECTION 4.05.  Return of Aircraft, Etc  . . . . . . . . . .  30
            SECTION 4.06.  Remedies Cumulative  . . . . . . . . . . . .  32
            SECTION 4.07.  Discontinuance of Proceedings  . . . . . . .  32
            SECTION 4.08.  Waiver of Past Defaults  . . . . . . . . . .  32
            SECTION 4.09.  Appointment of Receiver  . . . . . . . . . .  33
            SECTION 4.10.  Indenture Trustee Authorized to Execute
                           Bills of Sale, Etc.  . . . . . . . . . . . .  33
            SECTION 4.11.  Rights of Note Holders to Receive Payment  .  33

                                 ARTICLE V

  DUTIES OF THE INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . . .  34
            SECTION 5.01.  Notice of Event of Default . . . . . . . . .  34
            SECTION 5.02.  Action upon
                           Instructions; Certain
                           Rights and Limitations . . . . . . . . . . .  34
            SECTION 5.03.  Indemnification  . . . . . . . . . . . . . .  35
            SECTION 5.04.  No Duties Except as Specified in Indenture
                           or Instructions  . . . . . . . . . . . . . .  35
            SECTION 5.05.  No Action Except Under Indenture or
                           Instructions . . . . . . . . . . . . . . . .  36
            SECTION 5.06.  Replacement Airframes and Replacement
                           Engines . . . . . . . . . . . . . . . . . . . 36
            SECTION 5.07.  Indenture Supplements for Replacements . . .  38
            SECTION 5.08.  Effect of Replacement  . . . . . . . . . . .  39
            SECTION 5.09.  Investment of Amounts Held by Indenture
                           Trustee . . . . . . . . . . . . . . . . . . . 39

                                 ARTICLE VI

  THE INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . .  40
            SECTION 6.01.  Acceptance of Trusts and Duties  . . . . . .  40
            SECTION 6.02.  Absence of Duties  . . . . . . . . . . . . .  40
            SECTION 6.03.  No Representations or Warranties as to
                           Aircraft or Documents  . . . . . . . . . . .  40
            SECTION 6.04.  No Segregation of Monies; No Interest  . . .  41
            SECTION 6.05.  Reliance; Agreements; Advice of Counsel  . .  41
            SECTION 6.06.  [Reserved] . . . . . . . . . . . . . . . . .  42
            SECTION 6.07.  Compensation . . . . . . . . . . . . . . . .  42
            SECTION 6.08.  Instructions from Note Holders . . . . . . .  42

                                ARTICLE VII

  OPERATING COVENANTS OF OWNER  . . . . . . . . . . . . . . . . . . . .  43
            SECTION 7.01.  Liens  . . . . . . . . . . . . . . . . . . .  43
            SECTION 7.02.  Registration, Maintenance and Operation;
                           Possession and Leases; Insignia  . . . . . .  43
            SECTION 7.03.  Replacement and Pooling of Parts;
                           Alterations, Modifications and Additions . .  49
            SECTION 7.04.  Insurance  . . . . . . . . . . . . . . . . .  52
            SECTION 7.05.  Inspection . . . . . . . . . . . . . . . . .  52
            SECTION 7.06.  Filings; Delivery of Financial Statements  .  53

                                ARTICLE VIII

  INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER . . . . . . . . . . . .  54
            SECTION 8.01.  Scope of Indemnification . . . . . . . . . .  54

                                 ARTICLE IX

  SUCCESSOR AND SEPARATE TRUSTEES . . . . . . . . . . . . . . . . . . .  55
            SECTION 9.01.  [Reserved.]  . . . . . . . . . . . . . . . .  55
            SECTION 9.02.  Resignation of Indenture Trustee;
                           Appointment of Successor . . . . . . . . . .  55
            SECTION 9.03.  Appointment of Additional and Separate
                           Trustees. . . . . . . . . . . . . . . . . .   56

                                 ARTICLE X

  SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE
  AND OTHER DOCUMENTS   . . . . . . . . . . . . . . . . . . . . . . . .  59
            SECTION 10.01. Instructions of Majority; Limitations. . . .  59
            SECTION 10.02. Trustees Protected.  . . . . . . . . . . . .  61
            SECTION 10.03. Documents Mailed to Note Holders.  . . . . .  61
            SECTION 10.04. No Request Necessary for Indenture Supplement.61

                                 ARTICLE XI

  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
            SECTION 11.01. Termination of Indenture.  . . . . . . . . .  61
            SECTION 11.02. No Legal Title to Indenture Estate in Note
                           Holders. . . . . . . . . . . . . . . . . . .  62
            SECTION 11.03. Sale of Aircraft by Indenture Trustee Is
                           Binding .  . . . . . . . . . . . . . . . . .  62
            SECTION 11.04. Indenture for Benefit of Owner, Indenture  .  62
            SECTION 11.05. Notices.   . . . . . . . . . . . . . . . . .  63
            SECTION 11.06. Severability.  . . . . . . . . . . . . . . .  63
            SECTION 11.07. No Oral Modification or Continuing Waivers.   63
            SECTION 11.08. Successors and Assigns.  . . . . . . . . . .  64
            SECTION 11.09. Headings.  . . . . . . . . . . . . . . . . .  64
            SECTION 11.10. Normal Commercial Relations.   . . . . . . .  64
            SECTION 11.11. Governing Law; Counterpart Form.   . . . . .  64
            SECTION 11.12. Voting By Note Holders.  . . . . . . . . . .  65
            SECTION 11.13. Bankruptcy.  . . . . . . . . . . . . . . . .  65
            SECTION 11.14. References.  . . . . . . . . . . . . . . . .  65

  EXHIBIT B  INDENTURE AND SECURITY AGREEMENT  . . . . . . .  Exhibit B-1

  EXHIBIT C  INDENTURE AND SECURITY AGREEMENT  . . . . . . .  Exhibit C-1

  SCHEDULE I.   . . . . . . . . . . . . . . . . . . . . . . . Schedule I-1

  SCHEDULE II  PASS THROUGH TRUST AGREEMENT AND PASS THROUGH TRUST
               SUPPLEMENTS     . . . . . . . . . . . . . . .  Schedule II-1




                                                   Owned Aircraft Indenture
                                                                     N___U_


                      INDENTURE AND SECURITY AGREEMENT
                                  (N___U_)


             INDENTURE AND SECURITY AGREEMENT (N___U_), dated as of _________ __, ____ (as amended, modified or supplemented from time to time, this "Indenture") between US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, "Owner"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder (together with its successors hereunder, the "Indenture Trustee").

                            W I T N E S S E T H

                 WHEREAS, the parties desire by this Indenture, among other things, (i) to provide for the issuance by Owner to the Pass Through Trustees (or their designee) of the Equipment Notes evidencing the participation of the Pass Through Trustees in the financing of Owner's Cost for the Aircraft, as provided in the Participation Agreement and
  (ii) to provide for the assignment, mortgage and pledge by Owner to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of all of Owner's right, title and interest in and to the Aircraft, as security for, among other things, Owner's obligations to the Indenture Trustee, for the ratable benefit and security of the Note Holders, subject to Section 2.15 and Article III;

             WHEREAS, all things have been done to make the Equipment Notes, when executed by Owner and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of Owner; and

             WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened:

                              GRANTING CLAUSE

             NOW, THEREFORE, THIS INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure (i) the prompt payment of the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder and (ii) the performance and observance by Owner of all the agreements, covenants and provisions herein and in the Participation Agreement and the Equipment Notes contained, for the benefit of the Note Holders, the Loan Participants and each of the Indenture Indemnitees and the prompt payment of all amounts from time to time owing hereunder and under the Participation Agreement to the Note Holders, the Loan Participants or any Indenture Indemnitee by Owner (the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Owner has granted, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors in trust and assigns, for the security and benefit of the Note Holders, a first priority security interest in and mortgage lien on all right, title and interest of Owner in, to and under the following described property, rights and privileges, to wit:

             (1) the Aircraft (including the Airframe and the Engines and all replacements thereof and substitutions therefor to which Owner shall from time to time acquire title as provided herein), all as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture;

             (2) the Purchase Agreement (to the extent specified in the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement and the Bill of Sale;

             (3) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture;

             (4) all insurance and requisition proceeds with respect to the Aircraft, including but not limited to the insurance required under
  Section 7.04;

             (5) all monies and securities from time to time deposited or required to be deposited with the Indenture Trustee pursuant to any terms of this Indenture or required hereby to be held by the Indenture Trustee hereunder; and

             (6)  all proceeds of the foregoing.

             Concurrently with the delivery hereof, Owner is delivering to the Indenture Trustee executed copies of the Participation Agreement, the French Pledge Agreement and the Purchase Agreement Assignment with the Consent and Agreement attached thereto.

             TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, and its successors and assigns, in trust for the benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.15 and Article III without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Indenture.

             It is expressly agreed that anything herein contained to the contrary notwithstanding, Owner shall remain liable under each of the Indenture Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Indenture Indemnitees, Indenture Trustee and the Note Holders shall have no obligation or liability under the Indenture Agreements, by reason of or arising out of the assignment hereunder, nor shall the Indenture Indemnitees, Indenture Trustee or the Note Holders be required or obligated in any manner to perform or fulfill any obligations of Owner under or pursuant to any of the Indenture Agreements to which it is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

             Notwithstanding the above, the Indenture Trustee agrees, for the benefit of AVSA, S.A.R.L., that in exercising or assigning its rights under the Purchase Agreement Assignment, the terms and conditions of the Purchase Agreement Assignment shall apply, and be binding upon, the Indenture Trustee.

             Owner does hereby constitute the Indenture Trustee the true and lawful attorney of Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of Owner hereunder, during the continuance of any Event of Default under this Indenture, the Indenture Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of Owner an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Owner or otherwise, which the Indenture Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Indenture Trustee in and to such rents and other sums and the security intended to be afforded hereby; provided, however, that no action of the Indenture Trustee pursuant to this paragraph shall increase the obligations or liabilities of Owner to any Person beyond those obligations and liabilities specifically set forth in this Indenture and in the other Operative Documents. Owner agrees that promptly upon receipt thereof, it will transfer to the Indenture Trustee any and all monies from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture.

             Owner agrees that at any time and from time to time, upon the written request of the Indenture Trustee, Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Indenture Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

             Owner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that, except as permitted by the terms hereof, it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to Section 11.01, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except as otherwise provided in this Indenture, (i) enter into any agreement amending or supplementing any Indenture Agreement, (ii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Indenture Agreement, (iii) settle or compromise any claim arising under any Indenture Agreement or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Indenture Agreement to arbitration thereunder.

             Owner does hereby further agree that, except as permitted by the terms hereof, it will not without the written consent of the Indenture Trustee sell, mortgage, transfer, assign or hypothecate (other than to the Indenture Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to Article III.

             It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by Owner shall ipso facto, and without any further conveyance, assignment or act on the part of Owner or the Indenture Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of Owner contained in the foregoing paragraphs.

             Owner does hereby agree that it will not violate any covenant or agreement made by it, herein or in any of the other Owner Documents.

             IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.01. Definitions. For all purposes of this Indenture, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

                                 ARTICLE II

                            THE EQUIPMENT NOTES

          SECTION 2.01.  Form of Equipment Notes.

          The Equipment Notes shall be substantially in the form set forth below:

     THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE
     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
     APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
     AVAILABLE.

     US AIRWAYS, INC. SERIES [___] EQUIPMENT NOTE DUE [___] ISSUED IN CONNECTION WITH THE AIRBUS A330-__ AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER _____.

  No.____               Date:  [______,__]       $________________


     INTEREST RATE                            MATURITY DATE

          [____]                              [___________,_____]

          US AIRWAYS, INC., hereby promises to pay to ___________, or the registered assignee thereof, the principal sum of $_________ (the "Principal Amount"), together with interest on the amount of the Principal Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Interest Rate indicated above. The Principal Amount of this Equipment Note shall be payable on the dates and in the installments as set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semi-annual installments commencing _______ 20, ____, and thereafter on February 20 and August 20 of each year, to and including _______, _____. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Principal Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

          For purposes hereof, the term "Indenture" means the Indenture and Security Agreement (N___U_), dated as of ___________ __, ____, between Owner and State Street Bank and Trust Company of Connecticut, National Association (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

          This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

          There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Indenture Trustee or at the office of any successor in the manner provided in Section 2.07 of the Indenture.

          The Principal Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Indenture Trustee for cancellation.

          The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, each payment of an installment of the Principal Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Principal Amount of this Equipment Note (or portion hereof) then due (other than by reason of redemption), third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of the Principal Amount hereof remaining unpaid and due by reason of redemption. The amounts paid pursuant to clause fourth of the preceding sentence shall be applied to installments of the Principal Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

          This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by Owner pursuant to the terms of the Indenture. The Indenture Estate is held by the Indenture Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture.
  Reference is hereby made to the Indenture and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, as well as for a statement of the terms and conditions of the Trust created by the Indenture, to all of which terms and conditions in the Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

          As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Principal Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

          Prior to the due presentment for registration of transfer of this Equipment Note, Owner and the Indenture Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither of Owner nor the Indenture Trustee shall be affected by notice to the contrary.

          This Equipment Note is subject to redemption as provided in Sections 2.10 [, 2.11](1) and 2.12 of the Indenture but not otherwise.

          [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured

  -------------

  1    To be inserted for each Series G Equipment Note.



  Obligations (as defined in the Indenture) in respect of Series G Equipment Notes, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee its attorney-in-fact for such purpose.](2)

   --------------------

  2   To be inserted for each Series C Equipment Note.


          Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                 *   *   *

          IN WITNESS WHEREOF, Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                              US AIRWAYS, INC.


                              By:  ____________________________
                                   Name:
                                   Title:



              INDENTURE TRUSTEE'S CERTIFICATE OFAUTHENTICATION

          This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY OF
                              CONNECTICUT, NATIONAL ASSOCIATION,
                              not in its individual capacity but
                              solely as Indenture Trustee


                              By:  ____________________________
                                   Name:
                                   Title:



                                 SCHEDULE I

                        EQUIPMENT NOTES AMORTIZATION

  Payment Date                                  Principal Amount to be Paid


                                 *   *   *

            SECTION 2.02.   Issuance and Terms of Equipment Notes.

            The Equipment Notes shall be dated the date of issuance thereof, shall be issued in two separate series consisting of Series G and Series C and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the date hereof, each Equipment Note shall be issued to the Pass Through Trustees (or their designee) under the Pass Through Agreements as set forth in Schedule II hereto in connection therewith. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

            Each Equipment Note shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Principal Amount thereof from time to time outstanding, payable in arrears on ________ 20 , ____, and on each February 20 and August 20 thereafter until maturity. The Principal Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding amount as set forth on Schedule I attached to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Principal Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Principal Amount, Make-Whole Amount, if any, and to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

            Owner agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.04 (i) to the extent not payable (whether or not in fact paid) under Section 7(a) of the Note Purchase Agreement, an amount or amounts equal to the fees payable to (x) the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series G Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures and (y) the Policy Provider under the Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series G Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures; (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Note or Series C Equipment Note, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility (or, in the case of the Series G Equipment Notes, if the Policy Provider has made a payment equivalent to such an Advance, as would have been payable under Section 3.07 of the applicable Liquidity Facility in respect of the Class G Pass Through Certificates had such Advance been made) over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Owner in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made by the applicable Liquidity Provider (or, in the case of the Series G Equipment Notes, an equivalent payment was made by the Policy Provider) multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series G Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes," (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures); (v) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i), (ii), (iii) or (iv) above multiplied by the fraction specified in the foregoing clause (i); (vi) all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements multiplied by the fraction specified in the foregoing clause (i); (vii) Owner's pro rata share of
  (I) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (II) all amounts for which the Policy Provider is entitled to reimbursement under Section 3.7(i) of the Intercreditor Agreement and (viii) without duplication of any amounts paid or payable pursuant to clauses (i) through (vii) above, Owner's pro rata share of any amount payable under Section 6(b) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Trust Agreement or the enforcement of any of the terms of any Pass Through Document, (ii) the offer, sale, or delivery of the Pass Through Certificates or any interest therein or represented thereby or
  (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Pass Through Document or the falsity of any representation or warranty of Owner in any Pass Through Document. As used herein, "Owner's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures. For purposes of this paragraph, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement.

            The Equipment Notes shall be executed on behalf of Owner by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of Owner shall bind Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Indenture Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of Owner signed by a Vice President or Assistant Vice President or other authorized officer of Owner; provided, however, that each such request shall specify the aggregate Principal Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

            SECTION 2.03.   [Reserved].

            SECTION 2.04.   Method of Payment.

            (a) The Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, on the due date of payment to the Indenture Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to Owner), all amounts paid by Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Indenture Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Federal Funds Rate until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, Owner and the Indenture Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Owner nor the Indenture Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Indenture Trustee consistent with this Section 2.04.

            (b) The Indenture Trustee, as agent for Owner, shall exclude and withhold at the appropriate rate from each payment of Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (and such withholding shall constitute payment in respect of such Equipment Note) and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

            If a Note Holder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 1001, W-8 or W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture Trustee has no reason to know that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax (and such withholding shall constitute payment in respect of such Equipment Note). If a Note Holder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 4224 or W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9 (or such successor form or forms as may be required by the United States Treasury Department), if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Indenture Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by applicable law. Owner shall not be liable if the Indenture Trustee fails to withhold withholding taxes in accordance with this Section 2.04 or if any Note Holder provides false or inaccurate information on any form required to be delivered under this Section 2.04.

            SECTION 2.05.   Application of Payments.

            In the case of each Equipment Note, each payment of Principal Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

            First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

            Second: to the payment of the Principal Amount of such Equipment Note (or a portion thereof) then due thereunder (other than by reason of redemption);

            Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

            Fourth: the balance, if any, remaining thereafter, to the payment of the Principal Amount of such Equipment Note remaining unpaid and due by reason of redemption (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12).

            The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Principal Amount of such Equipment Note in the inverse order of their normal maturity. Notwithstanding the foregoing, each indemnity payment or payment of transaction costs or expenses received hereunder or under another Operative Document shall be applied for the purpose (directly or by reimbursement) for which such amount was paid.

            SECTION 2.06.   Termination of Interest in Indenture Estate.

            A Note Holder and Indenture Indemnitees shall not, as such, have any further interest in, or other right with respect to, the Indenture Estate when and if the Secured Obligations due to such Note Holder or Indenture Indemnitee shall have been paid in full.

            SECTION 2.07.   Registration, Transfer and Exchange of
  Equipment Notes.

            The Indenture Trustee shall keep a register (the "Equipment Note Register") in which the Indenture Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Indenture Trustee.
  The Indenture Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Indenture Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, Owner shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Principal Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Principal Amount, upon surrender of the Equipment Notes to be exchanged to the Indenture Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Owner shall execute, and the Indenture Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments of Principal Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Principal Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Indenture Trustee and such change is reflected on the Equipment Note Register. The Indenture Trustee will promptly notify Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Participation Agreement applicable to Note Holders, and shall be deemed to have represented and warranted (except as provided above), and covenanted, to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the Loan Participants in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, the Indenture Trustee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten (10) Business Days of the date an Equipment Note is surrendered for transfer or exchange.

            SECTION 2.08.   Mutilated, Destroyed, Lost or Stolen Equipment
  Notes.

            If any Equipment Note shall become mutilated, destroyed, lost or stolen, Owner shall, upon the written request of the holder of such Equipment Note, execute and the Indenture Trustee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Principal Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and a photocopy thereof shall be furnished to Owner.
  If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to Owner and the Indenture Trustee such security or indemnity as may be required by them to save Owner and the Indenture Trustee harmless and evidence satisfactory to Owner and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph
  (a)(l)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Owner and the Indenture Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder of the requirements set forth in this Section 2.08, the Indenture Trustee and Owner shall use all reasonable efforts to issue new Equipment Notes within ten (10) Business Days of the date of the written request therefor from the Note Holder.

            SECTION 2.09.   Payment of Expenses on Transfer; Cancellation.

            (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Indenture Trustee, as Equipment Note Registrar, may require payment from the party requesting such new Equipment Notes of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

            (b) The Indenture Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

            SECTION 2.10.   Mandatory Redemptions of Equipment Notes.

            On the date on which Owner is required pursuant to Section 5.06 to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders but without the Make-Whole Amount.

            SECTION 2.11.   Voluntary Redemptions of Equipment Notes.

            All, but not less than all, of the Equipment Notes may be redeemed by Owner upon at least twenty (20) days' revocable prior written notice to the Indenture Trustee at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders plus the Make-Whole Amount, if any.

            SECTION 2.12.   Redemptions; Notice of Redemption.

            (a) Neither any redemption of any Equipment Note nor any purchase by Owner of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. No purchase of any Equipment Note may be made by the Indenture Trustee.

            (b) Notice of redemption or purchase with respect to the Equipment Notes shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Equipment Note Register. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

            (c) On or before the redemption date, Owner (or any Person on behalf of Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee by 11:00 a.m. New York City time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

            (d) Notice of redemption or purchase having been given as aforesaid (and not revoked at least three (3) days prior to the redemption date), the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

            SECTION 2.13.   [Reserved].

            SECTION 2.14.   [Reserved].

            SECTION 2.15.   Subordination.

            (a) Owner and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 4.02(e), except as expressly provided in Article III.

            (b) By the acceptance of its Equipment Notes of any Series (other than Series G), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section
  2.15 or Article III, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.15(c)) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article III.

            (c) As used in this Section 2.15, the term "Senior Holder" shall mean, (i) the Note Holders of Series G until the Secured Obligations in respect of Series G Equipment Notes have been paid in full and (ii) after the Secured Obligations in respect of Series G Equipment Notes have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full.

                                ARTICLE III

                  RECEIPT, DISTRIBUTION AND APPLICATION OF
                      INCOME FROM THE INDENTURE ESTATE

            SECTION 3.01.   Basic Distributions.

            Except as otherwise provided in Sections 3.02 and 3.03, each periodic payment of principal or interest on the Equipment Notes received by the Indenture Trustee shall be promptly distributed in the following order of priority: (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series G Equipment Notes shall be distributed to the Note Holders of Series G ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series G Equipment Note bears to the aggregate amount of the payments then due under all Series G Equipment Notes; and (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes.

            SECTION 3.02.   Event of Loss; Optional Redemption.

            Except as otherwise provided in Section 3.03, any payments received by the Indenture Trustee (i) with respect to the Aircraft as the result of an Event of Loss or (ii) in connection with any optional redemption of the Equipment Notes effected in accordance with the Operative Documents, shall be applied to redemption of the Equipment Notes, to payment of the Secured Obligations or to the Indenture Trustee or any Note Holder under the Participation Agreement by applying such funds in the following order of priority:

            First, (i) to reimburse the Indenture Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Documents and then (ii) to pay any other amounts then due to the Indenture Trustee and the Note Holders under this Indenture, the Participation Agreement or the Equipment Notes (other than the amounts specified in clause Second below);

            Second, (i) to pay the amounts specified in paragraph (i) of clause "Third" of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series G Equipment Notes; and (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

            Third, as provided in clause "Fourth" of Section 3.03 hereof.

            SECTION 3.03.   Payments After Event of Default.

            Except as otherwise provided in Section 3.04, all payments received and amounts held or realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.04(b), as well as all payments or amounts then held by the Indenture Trustee as part of the Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority:

            First, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Indenture Estate (all such property being herein called the "Mortgaged Property") pursuant to
  Section 4.05(b)) incurred by the Indenture Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Indenture Trustee as between itself and the Note Holders in reimbursement of such expenses and any other expenses for which the Indenture Trustee or the Note Holders are entitled to reimbursement under any Operative Document and all amounts payable to the other Indenture Indemnitees hereunder and under the Participation Agreement excluding those amounts described in clauses "Second" and "Third" below, and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

            Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 5.03;

            Third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series G Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series G Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series G, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series G Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series G Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

            Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Owner or as Owner may direct free and clear of the Lien of this Indenture.

            No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes.

            SECTION 3.04.   Certain Payments.

            (a) Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in the Participation Agreement or any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Participation Agreement or such other Operative Document, as the case may be.

            (b) The Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from Owner in respect of (i) the Indenture Trustee in its individual capacity or any other Indenture Indemnitees, (ii) any Note Holder, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Policy Provider and (vi) the Pass Through Trustees, in each case pursuant to Section 6 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Indenture Trustee the third paragraph of Section 2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement.

            SECTION 3.05.   Other Payments.

            Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, elsewhere in this Indenture or in any other Operative Document shall be distributed by the Indenture Trustee in the manner provided in
  Section 3.03. Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04, all payments received and amounts realized by the Indenture Trustee with respect to the Aircraft, to the extent received or realized at any time after payment in full of all Secured Obligations due the Note Holders, shall be distributed by the Indenture Trustee to Owner.

            SECTION 3.06.   Payments to Owner.

            Any amounts distributed hereunder by the Indenture Trustee to Owner shall be paid to Owner (within the time limits contemplated by Section 2.04(a)) by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from Owner to the Indenture Trustee from time to time. Owner hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from Owner, all amounts to be distributed to Owner pursuant to this Indenture shall be distributed by wire transfer of funds of the type received by the Indenture Trustee to Owner's account specified in
  Schedule I to the Participation Agreement.

                                 ARTICLE IV

                   CERTAIN COVENANTS OF OWNER; EVENTS OF
                   DEFAULT; REMEDIES OF INDENTURE TRUSTEE

            SECTION 4.01.   Certain Covenants of Owner.

            Owner hereby covenants and agrees that it will duly and punctually pay the Principal Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Indenture and all amounts, if any, payable by it to the Note Holders under the Participation Agreement.

            SECTION 4.02.   Event of Default.

            "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the failure of Owner to pay when due any payment of Principal Amount of, interest on, Make-Whole Amount, if any, or other amount due and payable under any Equipment Note or hereunder and such failure shall have continued unremedied for ten (10) Business Days in the case of any payment of Principal Amount or interest or Make-Whole Amount, if any, thereon and, in the case of any other amount, for ten (10) Business Days after Owner receives written demand from the Indenture Trustee or any Note Holder; or

            (b) any representation or warranty made by Owner herein, in the Participation Agreement or in any certificate furnished by Owner to the Indenture Trustee or any Note Holder in connection with the transactions contemplated by the Operative Documents shall prove to have been false or incorrect when made in any material respect and continues to be material and adverse to the interests of the Indenture Trustee or the Note Holders; and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within sixty (60) days following notice thereof from the Indenture Trustee or any Note Holder to Owner; or

            (c) other than as provided in (d) below, any failure by Owner to observe or perform any other covenant or obligation of Owner for the benefit of the Indenture Trustee or the Note Holders contained in the Participation Agreement, the Equipment Notes or this Indenture which is not remedied within a period of sixty (60) days after notice thereof has been given to Owner; provided, however, that if Owner shall have undertaken to cure any such failure and, notwithstanding the diligence of Owner in attempting to cure such failure, such failure is not cured within said sixty (60) day period but is curable with future due diligence, there shall exist no Event of Default under this Section 4.02(c) so long as Owner is proceeding with due diligence to cure such failure and such failure is remedied not later than three hundred sixty
  (360) days after receipt by Owner of such written notice; or

            (d) if at any time when the Aircraft is registered under the laws of the United States, Owner shall not be a Citizen of the United States, and as the result thereof the registration of the Aircraft under the Transportation Code, and regulations then applicable thereunder, shall cease to be effective; provided that no Event of Default shall be deemed to have occurred under this paragraph (d) unless such circumstances continue unremedied for more than sixty (60) days after Owner has actual knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship; or

            (e) at any time either (i) the commencement of an involuntary case or other proceeding in respect of Owner under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Owner or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days; or (ii) the commencement by Owner of a voluntary case or proceeding under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States, or the consent by Owner to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Owner or for all or substantially all of its property, or the making by Owner of any assignment for the benefit of creditors or Owner shall take any action to authorize any of the foregoing; or

            (f) Owner shall fail to carry and maintain or with respect to the Aircraft (or cause to be carried or maintained) insurance required to be maintained in accordance with Section 7.04.

            SECTION 4.03.   [Reserved].

            SECTION 4.04.   Remedies.

            (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Indenture Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this
  Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude Owner and all Persons claiming under Owner wholly or partly therefrom; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program and in possession of the United States Government or an agency or instrumentality of the United States, the Indenture Trustee shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Section 4.04 in such manner as to limit Owner's control (or any Lessee's control under any Lease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) written notice of default hereunder shall have been given by the Indenture Trustee by registered or certified mail to Owner (and any Lessee) with a copy addressed to the Contracting Office Representative of the Air Mobility Command of the United States Air Force under any contract with Owner (or any Lessee) relating to the Aircraft; provided further, that the Indenture Trustee shall give Owner twenty (20) days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

            (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Indenture Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Principal Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (e) of Section 4.02 shall have occurred and be continuing, then and in every such case the unpaid Principal Amount then outstanding, together with accrued but unpaid interest and all other amounts due thereunder and hereunder shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                 This Section 4.04(b), however, is subject to the condition that, if at any time after the Principal Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Principal Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul the Indenture Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

            (c) Any Note Holder shall be entitled, at any sale pursuant to this Section 4.04, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

            (d) In the event of any sale of the Indenture Estate, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Indenture, the unpaid Principal Amount of all Equipment Notes then outstanding, together with accrued interest thereon, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Note Holder, the Indenture Trustee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

            SECTION 4.05.   Return of Aircraft, Etc.

            (a) If an Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, Owner shall promptly execute and deliver to the Indenture Trustee such instruments and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring Owner to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment Owner hereby specifically consents to the fullest extent permitted by applicable law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and may enter any of the premises of Owner wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

            (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of Owner relating to the Mortgaged Property, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as the Indenture Trustee may determine, and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Mortgaged Property and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof, and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all Persons properly engaged and employed by the Indenture Trustee with respect hereto.

            SECTION 4.06.   Remedies Cumulative.

            Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Owner or to be an acquiescence therein.

            SECTION 4.07.   Discontinuance of Proceedings.

            In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case Owner and the Indenture Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Indenture Trustee or Owner shall continue as if no such proceedings had been instituted.

            SECTION 4.08.   Waiver of Past Defaults.

            Upon written instruction from a Majority in Interest of Note Holders, the Indenture Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Indenture Trustee shall not waive any Default (i) in the payment of the Principal Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X, cannot be modified or amended without the consent of each Note Holder.

            SECTION 4.09.   Appointment of Receiver.

            If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of the Indenture Trustee with respect to the Mortgaged Property.

            SECTION 4.10. Indenture Trustee Authorized to Execute Bills of Sale, Etc.

            Owner irrevocably appoints the Indenture Trustee the true and lawful attorney-in-fact of Owner in its name and stead and on its behalf, for the purpose, if an Event of Default shall have occurred and be continuing, of effectuating in accordance with applicable law any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Indenture Trustee or any purchaser, Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

            SECTION 4.11.   Rights of Note Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Note Holder to receive payment of principal of, and Make-Whole Amount, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

                                 ARTICLE V

                      DUTIES OF THE INDENTURE TRUSTEE

            SECTION 5.01.   Notice of Event of Default.

            If the Indenture Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure by Owner to pay when due any payment of Principal Amount of, interest on, or Make-Whole Amount, if any, due and payable under any Equipment Note, the Indenture Trustee shall give prompt written notice thereof to Owner and each Note Holder. Subject to the terms of Sections 4.04, 4.08, 5.02 and 5.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 5.03, if the Indenture Trustee shall not have received instructions as above provided within twenty (20) days after mailing notice of such Event of Default to the Note Holders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders.

            SECTION 5.02. Action upon Instructions; Certain Rights and Limitations.

            Subject to the terms of Sections 4.04, 4.08, 5.01 and 5.03, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Indenture Trustee shall, subject to the terms of this Section 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; and (ii) give such notice or direction or exercise such right, remedy or power under the Participation Agreement, the Purchase Agreement, or any other part of the Indenture Estate as shall be specified in such instructions.

            The Indenture Trustee will execute and Owner will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Estate as specified by Owner pursuant to Section 7(j) of the Participation Agreement or as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Indenture Trustee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee hereunder.

            SECTION 5.03.   Indemnification.

            The Indenture Trustee shall not be required to take any action or refrain from taking any action under Sections 5.01 (other than the first sentence thereof) or 5.02 or Article IV unless the Indenture Trustee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Indenture Trustee shall not be under any obligation to take any action under this Indenture and nothing herein or therein shall require the Indenture Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Indenture Trustee shall be accepted as reasonable assurance of adequate indemnity). The Indenture Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV, nor shall any other provision of this Indenture or any other Operative Document be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

            SECTION 5.04. No Duties Except as Specified in Indenture or Instructions.

            The Indenture Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any part of the Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from Note Holders as provided in this Indenture; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Indenture Estate which result from claims against it in its individual capacity not related to its interest in the Aircraft or the administration of the Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Indenture Estate.

            SECTION 5.05.   No Action Except Under Indenture or
  Instructions.

            The Indenture Trustee agrees that it will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate except in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture and in accordance with the express terms hereof.

            SECTION 5.06.   Replacement Airframes and Replacement Engines.

            (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Owner shall forthwith (and in any event, within fifteen (15) days after such occurrence) give the Indenture Trustee written notice of such Event of Loss, and, within sixty (60) days after such Event of Loss, Owner shall give the Indenture Trustee written notice of its election to perform one of the following options (it being agreed that if Owner shall not have given such notice of election within such period, Owner shall be deemed to have elected the option set forth in clause (i) below). Owner may elect either to:

                         (i)    redeem the Equipment Notes in the
       manner set forth in Section 2.10 on the earlier of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from Owner to the Indenture Trustee; or

                         (ii)   substitute an aircraft or an airframe
       or an airframe and one or more engines, as the case may be; provided that, if Owner does not perform its obligation to effect such substitution in accordance with this Section 5.06(a), during the period of time provided herein, then Owner shall redeem the Equipment Notes in the manner set forth in
       Section 2.10 on the Business Day next succeeding the 120th day following the occurrence of such Event of Loss.

            In the event Owner shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Owner shall, at its sole expense, not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss,
  (1) furnish the Indenture Trustee with such evidence as the Indenture Trustee may reasonably request that Owner holds title to such aircraft (or such airframe or such airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life at least equal to the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with the requirements of this Indenture, and Owner shall cause an Indenture Supplement to be duly executed by Owner and filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 7(b) of the Participation Agreement with respect to such substituted property, (2) cause a financing statement or statements with respect to such substituted property to be filed in such place or places, if any, as may be deemed necessary or desirable by the Indenture Trustee to perfect the Indenture Trustee's interest therein, (3) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions hereof with respect to such substituted property as the Indenture Trustee may reasonably request and (4) furnish the Indenture Trustee with an opinion of counsel (which shall be Skadden, Arps, Slate, Meagher & Flom LLP or Skadden, Arps, Slate, Meagher & Flom (Illinois) and, if not, other counsel chosen by Owner and reasonably acceptable to the Indenture Trustee) reasonably satisfactory to the Indenture Trustee to the effect that the Indenture Trustee will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the substitute aircraft, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft. For all purposes hereof, the property so substituted shall be deemed part of the property subject to the Lien of this Indenture and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein.

            (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Owner shall forthwith (and in any event, within fifteen (15) days after such occurrence) give the Indenture Trustee written notice thereof and shall, within one hundred twenty (120) days after the occurrence of such Event of Loss, (i) cause an Indenture Supplement to be duly executed by Owner and to be filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 7(b) of the Participation Agreement with respect to an Acceptable Alternate Engine and, (ii) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions hereof with respect to such replacement engine as the Indenture Trustee may reasonably request. For all purposes hereof, each such replacement engine shall, after such designation, be deemed part of the property subject to the Lien of this Indenture hereunder, and shall be deemed an "Engine".

            (c) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof, Owner shall replace such Engine hereunder by complying (or causing any Lessee to comply) with the terms of Section 5.06(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 5.06(b), any payments received by Owner from such government with respect to such requisition shall be paid over to, or retained by, Owner.

            (d) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 5.06 which is payable to or retainable by Owner shall not be paid to or retained by Owner if at the time of such payment or retention an Event of Default has occurred and is continuing, but shall be held by or paid over to the Indenture Trustee as security for the obligations of Owner hereunder and, if an Event of Default has occurred and is continuing hereunder, applied against Owner's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Owner to the extent not previously applied in accordance with the preceding sentence.

            SECTION 5.07.   Indenture Supplements for Replacements.

            If a Replacement Airframe or Replacement Engine is being substituted as contemplated by Section 5.06, Owner and the Indenture Trustee agree for the benefit of the Note Holders and Owner, subject to fulfillment of the conditions precedent and compliance by Owner with the requirements of Section 5.06 with respect to such Replacement Airframe or Replacement Engine, to execute and deliver an Indenture Supplement.

            SECTION 5.08.   Effect of Replacement.

            In the event of the substitution of an Airframe or of an Engine or Engines pursuant to Section 5.06, (a) all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced, and (b) the provisions of this Indenture shall no longer be applicable to the Airframe or Engine or Engines being replaced, which shall be released from the Lien of this Indenture.

            SECTION 5.09.   Investment of Amounts Held by Indenture
  Trustee.

            Any amounts held by the Indenture Trustee pursuant to any provision of any other Operative Document providing for amounts to be held by the Indenture Trustee which are not distributed pursuant to the other provisions of Article III shall be invested by the Indenture Trustee from time to time in Cash Equivalents as directed by Owner so long as the Indenture Trustee may acquire the same using its best efforts. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Indenture Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever such sale is necessary to make a distribution required by this Indenture.

                                 ARTICLE VI

                           THE INDENTURE TRUSTEE

            SECTION 6.01.   Acceptance of Trusts and Duties.

            The Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all monies constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) and the last sentence of Section 5.04, and (iii) for liabilities that may result from the inaccuracy of any representation or warranty of the Indenture Trustee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

            SECTION 6.02.   Absence of Duties.

            Except in accordance with written instructions furnished pursuant to Section 5.01 or 5.02 , and except as provided in, and without limiting the generality of, Sections 5.03 and 5.04, the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto,
  (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Indenture Estate, or (iv) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants hereunder with respect to the Aircraft.

            SECTION 6.03. No Representations or Warranties as to Aircraft or Documents.

            THE INDENTURE TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Indenture Trustee, in its individual or trust capacity, does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Participation Agreement, the Equipment Notes, the Purchase Agreement, the Purchase Agreement Assignment or the Consent and Agreement, or as to the correctness of any statement contained in any thereof.

            SECTION 6.04.   No Segregation of Monies; No Interest.

            Any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders or Owner as provided in Article III need not be segregated in any manner except to the extent required by Law and Section 5.09, and may be deposited under such general conditions as may be prescribed by Law, and the Indenture Trustee shall not be liable for any interest thereon (except that the Indenture Trustee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, however, that any payments received, or applied hereunder, by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.05.   Reliance; Agreements; Advice of Counsel.

            The Indenture Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Principal Amount of Equipment Notes outstanding as of any date, Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee. As to any fact or matter relating to Owner the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Owner, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may at the expense of the Indenture Estate, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.06.   [Reserved].

            SECTION 6.07.   Compensation.

            The Indenture Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Indenture Estate toward such payments. The Indenture Trustee agrees that it shall have no right against the Loan Participants or the Note Holders for any fee as compensation for its services as trustee under this Indenture.

            SECTION 6.08.   Instructions from Note Holders.

            In the administration of the trusts created hereunder, the Indenture Trustee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Indenture appear to conflict with any other provision herein or should the Indenture Trustee's duties or obligations hereunder be unclear, and the Indenture Trustee shall incur no liability in refraining from acting until it receives such instructions. The Indenture Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.08.

                                ARTICLE VII

                        OPERATING COVENANTS OF OWNER

            SECTION 7.01. Liens. Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein, except (i) the Lien of the Indenture, the rights of any Lessee under a Lease permitted hereunder and any other rights of any Person existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7.02 and 7.03, (iii) Loan Participant Liens and Indenture Trustee's Liens, (iv) Liens for Taxes of Owner (or any Lessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Owner's (or, if a Lease is then in effect, Lessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty
  (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein,
  (vi) Liens arising out of any judgment or award against Owner (or any Lessee), unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay, (vii) any other Lien with respect to which Owner (or any Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Indenture Trustee, and
  (viii) Liens approved in writing by the Indenture Trustee. Owner will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

            SECTION 7.02. Registration, Maintenance and Operation; Possession and Leases; Insignia.

            (a)  Registration, Maintenance and Operation.

                         (i)    Registration and Maintenance.  Owner,
       at its own cost and expense, shall (or shall cause any Lessee to): (A) cause the Aircraft to be duly registered in the name of Owner (or any Lessee), and, subject to clause (ii) of this
       Section 7.02(a) and Section 7(b) of the Participation Agreement, to remain duly registered in the name of Owner (or any Lessee) under the Transportation Code, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the Transportation Code at any time except as provided in Section 7(b) of the Participation Agreement and, shall cause the Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft;
       (B) maintain, service, repair and/or overhaul (or cause to be maintained, serviced, repaired and/or overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as when delivered by the Seller to Owner, ordinary wear and tear excepted, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage or during maintenance or modification permitted hereunder) under the Transportation Code, except when all of Owner's Airbus Model A330 aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such periods as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 7(b) of the Participation Agreement, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by Owner with respect to similar aircraft operated by Owner in similar circumstances and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to similar aircraft operated by the Lessee in similar circumstances; and (C) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

                         (ii)   Operation.  Owner will not maintain,
       use, service, repair, overhaul or operate the Aircraft (or permit any Lessee to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Owner (or, if a Lease is then in effect, any Lessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft. Owner will not operate the Aircraft, or permit any Lessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of Section 7.04; provided, however, that the failure of Owner to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder if indemnification complying with
       Section 7.04 has been provided or where such failure is attributable to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Owner (or any Lessee) such as a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other causes beyond the reasonable control of Owner (or any Lessee).

            (b) Possession and Leases. Owner will not, without the prior written consent of the Indenture Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe or enter into any Wet Lease, and so long as Owner (or any Lessee) shall comply with the provisions of Section 7.02(a) and
  Section 7.04, Owner may (or may permit any Lessee to), without the prior written consent of the Indenture Trustee:

                         (i)    subject the Airframe and the Engines
       or engines then installed thereon to interchange agreements or any Engine to pooling or similar arrangements, in each case customary in the airline industry and entered into by Owner (or, if a Lease is then in effect, by Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if Owner's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Owner shall (or shall cause Lessee to) comply with Section 5.06(b) in respect thereof, and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier.

                         (ii)   deliver possession of the Airframe or
       any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
       Section 7.03;

                         (iii) install an Engine on an airframe owned by Owner (or any Lessee) free and clear of all Liens, except:
       (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements or pooling or similar arrangements which would be permitted under clause (i) above, provided that Owner's title to such Engine and the first priority Lien of the Indenture shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this clause (C)) the documents creating such mortgage liens or other security interests (or, if applicable, another written agreement governing such mortgage liens or other security interests) effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                         (iv)   install an Engine on an airframe
       leased to Owner (or any Lessee) or purchased by Owner (or any Lessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by clause (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                         (v) install an Engine on an airframe owned by Owner (or any Lessee), leased to Owner (or any Lessee) or purchased by Owner (or any Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Owner shall (or shall cause any Lessee to) comply with Section 5.06(b) in respect thereof;

                         (vi)   to the extent permitted by this
       Section 7.02(b), subject any appliances, Parts or other equipment removed from the Airframe or any Engine to any pooling arrangement referred to in this Section 7.02(b);

                         (vii)  subject (or permit any Lessee to
       subject) the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Lessee to transfer) possession of the Airframe or any Engine to the United States Government or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as Owner (or any Lessee) shall (A) promptly notify the Indenture Trustee upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide the Indenture Trustee with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to
       Section 4.04(a), and (B) promptly notify the Indenture Trustee upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

                         (viii) enter into a Wet Lease for the
       Airframe and Engines or engines then installed thereon with any third party;

                         (ix) transfer possession of the Airframe or any Engine to the United States Government or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to the Indenture Trustee; or

                         (x)    at any time, in Owner's sole
       discretion, enter into any lease with respect to the Aircraft, Airframe or any Engine to any Permitted Lessee that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided, however, with respect to a lease to a Permitted Lessee not domiciled in the United States, Owner shall deliver to the Indenture Trustee an opinion of counsel to the effect that (I) the terms of the lease constitute valid and binding obligations of the Lessee and (subject to customary bankruptcy and equitable remedies exceptions and to other similar exceptions customary in such opinions) enforceable against Lessee (it being understood that such opinion may be an opinion as to the form of the lease only and may assume due authorization, execution, delivery, requisite approvals and absence of conflicts with laws, contracts or organizational documents) under the laws of the jurisdiction governing the lease and (II) unless Owner shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of the jurisdiction of the proposed Lessee, that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use; and provided, further, that, with respect to any lease to any Affiliate of Owner, (I) such Lessee shall be a Certificated Air Carrier and (II) Owner shall deliver to the Indenture Trustee an opinion of counsel to the effect that Owner would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft if such Affiliate were to be a debtor in a case under Chapter 11 of the Bankruptcy Code, such opinion to be subject to customary assumptions and qualifications. Owner shall provide the Indenture Trustee with a copy of any sublease which has a term of more than one (1) year.

            The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Lease permitted by this paragraph (b) shall be expressly subject and subordinate to the Indenture Trustee's rights to repossess and to void such Lease upon such repossession, and Owner shall remain primarily liable hereunder for the performance of all of the terms of this Indenture and the terms of any such Lease shall not permit any Lessee to take any action not permitted to be taken by Owner hereunder with respect to the Aircraft. No pooling agreement, lease, sublease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of Owner's obligations hereunder or constitute a waiver of the Indenture Trustee's rights or remedies hereunder. The Indenture Trustee agrees, for the benefit of Owner (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Owner (or any Lessee), any lessor of any engine (other than an Engine) leased to Owner (or any Lessee) and any conditional vendor of any engine (other than an Engine) purchased by Owner (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that none of the Indenture Trustee, its successors or assigns will acquire or claim, as against Owner (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe.

            Any Wet Lease or similar arrangement under which Owner maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession of the Aircraft for purposes of this Section.

            The Indenture Trustee acknowledges that any consolidation or merger of Owner or conveyance, transfer or lease of all or substantially all of Owner's assets otherwise permitted by the Operative Documents shall not be prohibited by this Section.

            (c) Insignia. On or prior to the Delivery Date, or as soon as practicable thereafter, Owner agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                                Mortgaged To

            State Street Bank and Trust Company of Connecticut,
                           National Association,
                            as Indenture Trustee

  (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Indenture Trustee, as permitted under the Operative Documents). Except as above provided, Owner will not allow the name of any Person (other than Owner) to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Owner (or any Lessee) from placing its customary colors and insignia on the Airframe or any Engine.

            SECTION 7.03. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

            (a) Replacement of Parts. Owner, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 7.03 or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Owner (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Owner (or any Lessee), except as otherwise provided in paragraph (c) of this Section 7.03, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 7.03 and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in paragraph (c) of this Section 7.03, all Parts at any time removed from the Airframe or any Engine shall remain the property of Owner, no matter where located. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 7.03 and except in the case of replacement property temporarily installed on an emergency basis), such replacement Part shall become subject to the Lien of this Indenture and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and the replaced Part shall be free and clear of the Lien of this Indenture and shall no longer be deemed a Part hereunder.

            (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 7.03 may be subjected by Owner (or any Lessee) to a normal pooling arrangement customary in the airline industry of which Owner (or, if a Lease is then in effect, any Lessee) is a party entered into in the ordinary course of Owner's (or any Lessee's) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided that Owner (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Owner in accordance with such paragraph (a) free and clear of all Liens except Permitted Liens (other than pooling arrangements) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Owner (or any Lessee) free and clear of all Liens except Permitted Liens (other than pooling arrangements) and by causing title to such further replacement Part to vest in Owner in accordance with such paragraph (a).

            (c) Alterations, Modifications and Additions. Owner, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 7(b) of the Participation Agreement; provided, however, that Owner (or, if a Lease is then in effect, any Lessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the Indenture Trustee. In addition, Owner (or any Lessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Owner (or any Lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Owner (or any Lessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification or addition shall materially diminish the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Indenture, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $750,000 in aggregate value at the time of removal. Owner (or any Lessee) may remove or suffer to be removed any
  Part incorporated or installed in or attached or added to the Airframe or an Engine as the result of any such alteration, modification or addition, provided that such additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7.02 or the first sentence of this paragraph (c) and
  (iii) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such alteration, modification or addition not occurred.

            Upon the removal by Owner (or Lessee) of any Part as provided above, such Part shall no longer be deemed part of the Airframe or Engine from which it was removed.

            (d) Certain Matters Regarding Passenger Convenience Equipment. Owner may install on the Airframe, subject to the requirements of Section 7.03(c) above, Passenger Convenience Equipment that is (i) owned by another Person and leased to Owner, (ii) sold to Owner by another Person subject to a conditional sale contract or other retained security interest, (iii) leased to Owner pursuant to a lease which is subject to a security interest in favor of another Person or (iv) installed on the Aircraft subject to a license granted to Owner by another Person, and in any such case the Indenture Trustee will not acquire or claim, as against any such other Person, any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on the Airframe. Owner agrees that if any such Person repossesses such Passenger Convenience Equipment, Owner will (or cause such Person to) restore the Aircraft to the condition it would have been in had the installation of such Passenger Convenience Equipment not occurred.

            SECTION 7.04.   Insurance.

            (a) Owner's Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Exhibit B, which provisions are hereby incorporated by this reference as if set forth in full herein.

            (b)  [Reserved.]

            (c) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 7.04 requiring insurance, the Indenture Trustee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, or, upon the written consent of the Indenture Trustee, other government of registry of the Aircraft or agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Owner (or any Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 7.04 (taking into account self-insurance permitted by Exhibit B hereto).

            (d) Application of Payments During Existence of an Event of Default. Any amount referred to in paragraph (b) of Exhibit B which is payable to or retainable by Owner (or any Lessee) shall not be paid to or retained by Owner (or any Lessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Indenture Trustee as security for the obligations of Owner hereunder if the Indenture Trustee declares this Indenture to be in default pursuant to Section 4.02, applied against Owner's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Owner to the extent not previously applied in accordance with the preceding sentence.

            SECTION 7.05.   Inspection.

            At all reasonable times and upon at least 15 days' prior written notice to Owner, the Indenture Trustee, or its authorized representatives, may inspect the Aircraft and inspect and make copies of the books and records of Owner and any Lessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Indenture Trustee's risk and expense) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to the Note Holders and to prospective and permitted transferees of the Note Holders' or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to the Note Holders' or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, provided, however, that any and all disclosures permitted by clause (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Owner's safety and security rules applicable to the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Owner (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be opened), which consent Owner may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Owner (or any Lessee). The Indenture Trustee shall not have any duty to make any such inspection nor shall it incur any liability or obligation by reason of not making such inspection. Except during the continuance of an Event of Default, all inspections by the Indenture Trustee and its authorized representatives provided for under this
  Section 7.05 shall be limited to one (1) inspection of any kind contemplated by this Section 7.05 during any calendar year.

            SECTION 7.06.   Filings; Delivery of Financial Statements.

             Forthwith upon the execution and delivery of each Indenture Supplement from time to time required by the terms hereof and upon execution and delivery of any amendment to this Indenture, Owner will cause such Indenture Supplement (and, in the case of the initial Indenture Supplement and the Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. Owner agrees to furnish to the Indenture Trustee promptly after execution and delivery of any supplement and amendment hereto (except for any such supplement or amendment which does not require or receive the approval of Owner pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel (which may be Owner's General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) reasonably satisfactory to the Indenture Trustee as to the due recording or filing of such supplement or amendment. Owner will deliver to the Indenture Trustee (a) within sixty
  (60) days after the end of each of the first three quarterly periods of each fiscal year of Owner, the publicly filed Form 10-Q report of Owner; and (b) within one hundred twenty (120) days after the close of such fiscal year, the publicly filed annual report and Form 10-K report of Owner.

            SECTION 7.07. Termination as to Engines; Replacement. Owner shall have the right at its option at any time, on at least thirty (30) days prior written notice, to terminate the Lien of the Indenture with respect to any Engine. In such event, and prior to the date of such termination, Owner shall replace such Engine hereunder by complying with the terms of Section 5.06 to the same extent as if an Event of Loss had occurred with respect to such Engine.

            SECTION 7.08. No Set-Off, Counterclaim, etc. Except as expressly provided herein, Owner's obligation to pay all amounts payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Owner may have against the Indenture Trustee (in its individual capacity or as Indenture Trustee), any Loan Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Owner of its warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Owner (or any Lessee) for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Owner (or any Lessee) or any other Person or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

                                ARTICLE VIII

               INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER

            SECTION 8.01.   Scope of Indemnification.

            Owner hereby agrees, except as otherwise provided in Section 2.04(b), to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee (in its individual and trust capacities), and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against the Indenture Trustee (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Indenture or any other Operative Document to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Indenture Estate or the action or inaction of the Indenture Trustee hereunder. Notwithstanding the foregoing, the Indenture Trustee shall not be entitled to any indemnification for any Expenses to the extent relating to or arising from the willful misconduct or gross negligence (or negligence in the case of handling funds) of the Indenture Trustee in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of the Indenture Trustee (in its individual capacity) referred to in Section 6.03, or as provided in Section 6.01 or in the last sentence of Section 5.04, or as otherwise excluded by the terms of Section 6(b) of the Participation Agreement from Owner's indemnities under such Section. In addition, if necessary, the Indenture Trustee shall be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this
  Section 8.01 to the extent not reimbursed by Owner or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Indenture Estate. Owner shall be subrogated to the Indenture Trustee's rights, if any, to payment from Owner for amounts payable by Owner under this Section 8.01.

                                 ARTICLE IX

                      SUCCESSOR AND SEPARATE TRUSTEES

            SECTION 9.01.   [Reserved.]

            SECTION 9.02. Resignation of Indenture Trustee; Appointment of Successor.

            (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default shall have occurred and be continuing) remove the Indenture Trustee without cause by an instrument in writing delivered to Owner and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Note Holders may appoint a successor Indenture Trustee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner's reasonable approval. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided.

            (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the predecessor Indenture Trustee and Owner an instrument accepting such appointment and assuming the obligations of the Indenture Trustee hereunder and under the Participation Agreement arising from and after the time of such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all monies or other property then held by such predecessor Indenture Trustee hereunder.

            (c) Any successor Indenture Trustee, however appointed, shall be a bank or trust company having its principal place of business in the United States and having (or whose obligations under the Operative Documents are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

            (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this
  Section 9.02, be a successor Indenture Trustee and the Indenture Trustee under this Indenture without further act.

            SECTION 9.03.   Appointment of Additional and Separate
  Trustees.

            (a) Whenever (i) the Indenture Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Indenture Estate shall be situated or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Indenture Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Indenture Trustee shall so advise Owner), or (iii) the Indenture Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Indenture Trustee and, upon the written request of the Indenture Trustee, Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more Persons approved by the Indenture Trustee, either to act jointly with the Indenture Trustee as additional trustee or trustees of all or any part of the Indenture Estate, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in each case with such rights, powers, duties and obligations consistent with this Indenture as may be provided in such supplemental indenture or other instruments as the Indenture Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional and separate trustee, subject in each case to the remaining provisions of this Section 9.03. If Owner shall not have taken any action requested of it under this Section 9.03(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Indenture Trustee so to do, or if an Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section 9.03(a) without the concurrence of Owner; and Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Indenture Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this
  Section 9.03(a) in either of such contingencies. The Indenture Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Indenture Trustee until a successor additional or separate trustee is appointed as provided in this Section 9.03(a).

            (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Indenture Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Indenture Estate or otherwise payable under any Operative Document to the Indenture Trustee shall be promptly paid over by it to the Indenture Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Indenture Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Indenture Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Indenture Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Indenture Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Indenture Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.03 shall be subject to, and shall have the benefit of Articles IV through IX and Article XI insofar as they apply to the Indenture Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 9.03 shall not in any case exceed those of the Indenture Trustee hereunder.

            (c) If at any time the Indenture Trustee shall deem it no longer necessary or desirable in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Indenture Trustee and, upon the written request of the Indenture Trustee, Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Indenture Trustee may act on behalf of Owner under this Section 9.03(c) when and to the extent it could so act under
  Section 9.03(a).

                                 ARTICLE X

                SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE
                            AND OTHER DOCUMENTS

            SECTION 10.01.  Instructions of Majority; Limitations.

            (a) Owner agrees it shall not enter into any amendment of or supplement to Article 12 of the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement, or execute and deliver any written waiver or modification of, or consent under, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Indenture Trustee and a Majority in Interest of Note Holders.

            (b) Without limiting the provisions of Section 10.01(a) the Indenture Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Indenture, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement or the Participation Agreement, or any other agreement included in the Indenture Estate, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, or does not adversely affect the Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Indenture Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by Owner or, as may be appropriate, the Manufacturer; provided, however, that, without the consent of the Liquidity Provider, the Policy Provider and each holder of an affected Equipment Note then outstanding, no such amendment of or supplement to this Indenture, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Sections 2.02, 2.10, 2.11, 2.15, 4.02, 4.04(c), 4.04(d), 5.02 or 5.06,
  the definitions of "Event of Default", "Default", "Majority in Interest of Note Holders", "Make-Whole Amount" or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Principal Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders and Owner, (iii) reduce, modify or amend any indemnities in favor of the Note Holders, (iv) consent to any change in the Indenture which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 or 2.11 or the purchase of the Equipment Notes or (v) permit the creation of any Lien on the Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Indenture on the Indenture Estate, except as provided in connection with the exercise of remedies under Article IV. Without the consent of Owner, no amendment or supplement to this Indenture or waiver or modification of the terms hereof shall adversely affect Owner.

            (c) At any time after the date hereof, Owner and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon Owner; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by law.

            SECTION 10.02.  Trustees Protected.

            If, in the opinion of the institution acting as Indenture Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

            SECTION 10.03.  Documents Mailed to Note Holders.

            Promptly after the execution by Owner or the Indenture Trustee of any document entered into pursuant to Section 10.01, the Indenture Trustee shall mail, by first class mail, postage prepaid, a copy thereof to Owner and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Indenture Trustee to mail such copies shall not impair or affect the validity of such document.

            SECTION 10.04.  No Request Necessary for Indenture Supplement.

            No written request or consent of the Indenture Trustee or the Note Holders pursuant to Section 10.01 shall be required to enable Owner to enter into any Indenture Supplement specifically required by the terms hereof.

                                 ARTICLE XI

                               MISCELLANEOUS

            SECTION 11.01.  Termination of Indenture.

            Upon (or at any time after) payment in full of the Principal Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Note Holders, the Indenture Indemnitees and the Indenture Trustee hereunder or under the Participation Agreement, Owner shall direct the Indenture Trustee to execute and deliver to or as directed in writing by Owner an appropriate instrument releasing the Aircraft, the Engines, the Purchase Agreement and the Purchase Agreement Assignment with the Consent and Agreement attached thereto from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid and give written notice thereof to Owner; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property constituting part of the Indenture Estate and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 11.02.  No Legal Title to Indenture Estate in Note
  Holders.

            No holder of an Equipment Note shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Indenture Estate.

            SECTION 11.03.  Sale of Aircraft by Indenture Trustee Is
  Binding.

            Any sale or other conveyance of the Indenture Estate, or any part thereof (including any part thereof or interest therein), by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, Owner and such holders in and to such Indenture Estate or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

            SECTION 11.04. Indenture for Benefit of Owner, Indenture Trustee, Note Holders and the Other Indenture Indemnitees.

            Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than Owner, the Indenture Trustee, the Indenture Indemnitees and the Note Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture.

            SECTION 11.05.  Notices.

            Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to Owner, addressed to it at its office at 2345 Crystal Drive, Arlington, Virginia 22227, Attention: Vice President and Treasurer, Telecopy No.: (703) 872-5936, (ii) if to the Indenture Trustee, addressed to it at its office at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, Telecopy No.: (860) 244-1889, (iii) if to any Participant or any Note Holder, addressed to such party at such address as such party shall have furnished by notice to Owner and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule I to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by Owner, any Participant, the Indenture Trustee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

            SECTION 11.06.  Severability.

            Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 11.07.  No Oral Modification or Continuing Waivers.

            No term or provision of this Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Owner and the Indenture Trustee, in compliance with Section 10.01. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

            SECTION 11.08.  Successors and Assigns.

            All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Indenture and all provisions of the Participation Agreement applicable to a Loan Participant or a Note Holder.

            SECTION 11.09.  Headings.

            The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 11.10.  Normal Commercial Relations.

            Anything contained in this Indenture to the contrary notwithstanding, the Indenture Trustee, any Participant or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

            SECTION 11.11.  Governing Law; Counterpart Form.

            THIS INDENTURE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.12.  Voting By Note Holders.

            All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

            SECTION 11.13.  Bankruptcy.

            It is the intention of the parties that the Indenture Trustee shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

            SECTION 11.14.  References.

            Unless otherwise specified, references in this Indenture to Sections, Exhibits, Schedules and Annexes are references to Sections, Exhibits, Schedules and Annexes herein or hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.


                            US AIRWAYS, INC.


                            By: __________________________
                            Name:
                            Title:


                            STATE STREET BANK AND TRUST COMPANY OF
                            CONNECTICUT, NATIONAL ASSOCIATION, as Indenture Trustee


                            By:_____________________________
                            Name:
                            Title:



                                 EXHIBIT A
                                     TO
                      INDENTURE AND SECURITY AGREEMENT


                            INDENTURE SUPPLEMENT
                                (No.  N___U_)



            This Indenture Supplement N___U_) dated _______ __, _____ (herein called this "Indenture Supplement") of US Airways, Inc.

                            W I T N E S S E T H:

            WHEREAS, the Indenture and Security Agreement N___U_) dated as of _________ __, ____ (as amended and supplemented to the date hereof, the "Indenture") between Owner and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

            WHEREAS, the Indenture relates to the Airframe and Engines described below, and a counterpart of the Indenture is attached hereto and made a part hereof and this Indenture Supplement, together with such counterpart of the Indenture, is being filed for recordation on the date hereof with the FAA as one document;

            NOW, THEREFORE, this Indenture Supplement witnesseth that Owner hereby confirms that the Lien of the Indenture on the Indenture Estate covers all of Owner's right, title and interest in and to the following described property:

                                  AIRFRAME

                    One airframe identified as follows:

                                        FAA Registration   Manufacturer's
  Manufacturer          Model Number       Number          Serial Number

      Airbus             A330


  together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                              AIRCRAFT ENGINES

            Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

  Manufacturer          Manufacturer's
                          Model Number           Serial Number


  together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to any of such engines.

            Together with all of Owner's right, title and interest in and to all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts).

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.15 and Article III of the Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

            This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof. The Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

            This Indenture Supplement is being delivered in the State of New York.

            AND, FURTHER, Owner hereby acknowledges that the Aircraft referred to in this Indenture Supplement has been delivered to Owner and is included in the property of Owner, subject to the pledge and mortgage thereof under the Indenture.

            IN WITNESS WHEREOF, Owner has caused this Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                            US AIRWAYS, INC.


                            By: _________________________
                            Name:
                            Title:



                                 EXHIBIT B
                                     TO
                      INDENTURE AND SECURITY AGREEMENT



                                 INSURANCE

       The portion of this Exhibit appearing below this text will be intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

            (a) Public Liability and Property Damage Insurance. (1) Except as provided in clause (2) of this subsection (a), and subject to self-insurance to the extent permitted by subsection (d) of this Exhibit B, Owner will carry or cause to be carried with respect to the Aircraft at its or any Lessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Owner (or, if a Lease is then in effect, by Lessee) of the same type as the Aircraft and (y) $300 million per occurrence, (B) of the type and covering the same risks as from time to time applicable to aircraft owned or leased and operated by Owner of the same type as the Aircraft, and (C) which is maintained in effect with insurers of nationally or internationally recognized reputation and responsibility; provided, however, that Owner need not maintain such cargo liability insurance, or may maintain such cargo liability insurance in an amount less than $300 million per occurrence, so long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is not less than the cargo liability insurance, if any, maintained for other Airbus Model A330 aircraft owned or leased and operated by Owner.

            (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Owner may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by subsection (d), insurance by insurers of nationally or internationally recognized reputation and responsibility otherwise conforming with the provisions of said clause (1) except that
  (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability from time to time applicable to property owned or leased by Owner of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or leased by Owner of the same type as such non-operating property and which is on the ground and not in operation.

            (b)  Insurance Against Loss or Damage to the Aircraft.
  (1) Except as provided in clause (2) of this subsection (b), and subject to the provisions of subsection (d) of this Exhibit B permitting the self-insurance, Owner shall maintain or cause to be maintained in effect, at its or any Lessee's expense, with insurers of nationally or internationally recognized responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components; provided that such insurance shall at all times while the Aircraft is subject to the Lien of the Indenture be for an amount (taking into account the self-insurance to the extent permitted by subsection (d) of this Exhibit B) not less than the amount payable under Section 5.06(a) upon the occurrence of an Event of Loss; provided further, that, subject to compliance with subsection (d) of this Exhibit B, such all-risk property damage insurance covering Engines and Parts temporarily removed from an Airframe or an airframe or (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Owner). In the case of a loss with respect to an engine (other than an Engine) installed on the airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, the Indenture Trustee shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Owner or any other third party that is entitled to receive such proceeds.

            Unless an Event of Default has occurred and is continuing, all losses will be adjusted by Owner with the insurers. As between the Indenture Trustee and Owner, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

                 (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon),
            (i) unless such property is replaced pursuant to the last paragraph of Section 5.06(a), so much of such payments remaining, after reimbursement of the Indenture Trustee for reasonable costs and expenses, as shall not exceed the amounts payable pursuant to Section 5.06(a), shall be paid over to, or retained by, the Indenture Trustee for the benefit of the Note Holders (but not in excess of the amounts then due and payable under the Equipment Notes); or (ii) if such property is replaced pursuant to the last paragraph of Section 5.06(a), such payments shall be paid over to, or retained by, Owner (or if directed by Owner, any Lessee), provided that Owner shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 5.06(a) with respect to the Event of Loss for which such payments are made; and

                 (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 5.06(b), so much of such payments remaining after reimbursement of the Indenture Trustee for reasonable costs and expenses, shall be paid over to, or retained by, Owner (or if directed by Owner, any Lessee), provided that Owner shall have fully performed or concurrently therewith will fully perform the terms of Section 5.06(b) with respect to the Event of Loss for which such payments are made.

            As between the Indenture Trustee and Owner, the insurance payments for any property damage loss to the Airframe or any engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7.02 and 7.03, if not already paid for by Owner (or any Lessee), and any balance (or if already paid for by Owner (or any Lessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Owner (or any Lessee if directed by Owner).

            (2) During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by subsection (d) of this Exhibit B, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Owner (or, if a Lease is then in effect, by Lessee) of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to self-insurance to the extent permitted by subsection (d) of this Exhibit B, Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the amount payable upon the occurrence of an Event of Loss pursuant to Section 5.06(a) during such period that the Aircraft is on the ground and not in operation.

            (3) If Owner (or any Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes, and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Lessee) with respect to other aircraft owned and operated by Owner (or any Lessee) on such routes or in such areas, Owner shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the amount payable upon the occurrence of an Event of Loss pursuant to
  Section 5.06(a).

            (c) Reports, etc. Owner will furnish, or cause to be furnished, to the Indenture Trustee and the Pass Through Trustee, on or before the Delivery Date and on each annual anniversary date of Owner's applicable insurance, a report, signed by Owner's regular insurance broker or any other independent firm of insurance brokers reasonably acceptable to the Indenture Trustee which brokers may be in the regular employ of Owner (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance complies with the terms hereof; provided, that all information contained in the foregoing report shall not be made available by the Indenture Trustee or the Pass Through Trustee to anyone except (i) to prospective and permitted transferees of the Indenture Trustee's or the Pass Through Trustee's interest or their respective counsel, independent certified public accountants and independent insurance brokers or other agents, who agree to hold such information confidential, (ii) the Indenture Trustee's or the Pass Through Trustee's counsel or independent certified public accountants, independent insurance brokers or agents who agree to hold such information confidential or (iii) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation; provided, however that any disclosure permitted by clause
  (iii) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Owner will cause such Insurance Brokers to agree to advise the Indenture and the Pass Through Trustee in writing of any act or omission on the part of Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise in writing at least thirty (30) days (ten (10) days in the case of war risk, allied perils coverage and with respect to the Electronic Date Recognition Exclusion Limited Coverage Endorsement), prior to the cancellation or material adverse change of any insurance maintained pursuant to Section 7.04, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Owner will also cause such Insurance Brokers to deliver to the Indenture Trustee and the Pass Through Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Owner to such parties on the Delivery Date except for such changes in the report or the coverage consistent with the terms hereof. In the event that Owner or any Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Indenture Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Owner shall, upon demand, reimburse the Indenture Trustee for the cost thereof to the Indenture Trustee.

            (d) Self-Insurance. Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to subsection
  (b) of this Exhibit B, insuring for an amount that is less than the amounts payable upon the occurrence of an Event of Loss pursuant to
  Section 5.06(a)) the risks required to be insured against pursuant to
  Section 7.04 under a program applicable to all aircraft (whether owned or leased) in Owner's fleet, but in no case shall the aggregate amount of self-insurance in regard to subsection (a) and (b) of this Exhibit B exceed for any policy year, with respect to all of the aircraft (whether owned or leased) in Owner's fleet (including, without limitation, the Aircraft), the lesser of (i) 50% of the highest replacement value of any single aircraft in Owner's fleet or (ii) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Owner carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case Owner may insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, Owner (and any Lessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible customary in the airline industry imposed by the aircraft hull or liability insurer.

            (e) Terms of Policies. Any policies of insurance carried in accordance with subsection (a) or (b) of this Exhibit B and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name the Additional Insureds as their respective interests may appear, (B) may provide for the self-insurance to the extent permitted in subsection (d) of this Exhibit B, (C) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of the Additional Insureds, or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (ten (10) days in the case of war risk, allied perils coverage and with respect to the Electronic Date Recognition Limited Coverage Endorsement) after issuance to the Additional Insureds, respectively, of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of Owner (or, if any Lease is then in effect, any Lessee) or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Owner (or, if any Lease is then in effect, any Lessee), (E) shall be primary without right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured to the extent of any moneys due to any Additional Insured, and (H) shall provide that (i) in the event of a loss involving proceeds in excess of $5,000,000, the proceeds in respect of such loss up to an amount equal to the amount payable upon the occurrence of an Event of Loss pursuant to Section 5.06(a) shall be payable to the Indenture Trustee (so long as the Indenture shall not have been discharged) in the manner set forth in Sections 2.10 and 2.12 (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Lessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Indenture Trustee (so long as the Indenture shall not have been discharged) whether such payment is made to Owner (or any Lessee) or any third party), it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment (and all earnings thereon) to Owner or its order, and (ii) the entire amount of any loss involving proceeds of $5,000,000 or less or the amount of any proceeds of any loss in excess of the amount payable upon the occurrence of an Event of Loss pursuant to
  Section 5.06(a) shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Indenture Trustee.


                                 EXHIBIT C
                                     TO
                      INDENTURE AND SECURITY AGREEMENT



  SCHEDULE OF DOMICILES OF PERMITTED LESSEES


                 Australia           Malta
                 Austria             Mexico
                 Bahamas             Netherlands
                 Belgium             New Zealand
                 Bermuda             Norway
                 Brazil              People's Republic of China
                 Canada              Philippines
                 Denmark             Portugal
                 Finland             Republic of China (Taiwan)*
                 France              Singapore
                 Germany             South Korea
                 Grenada             Spain
                 Greece              Sweden
                 Iceland             Switzerland
                 India               Thailand
                 Ireland             Tobago
                 Italy               Trinidad
                 Jamaica             Turkey
                 Japan               United Kingdom
                 Luxembourg          United States
                 Malaysia            Venezuela


              *So long as on the date of the Lease such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.



                                 SCHEDULE I


            Principal Amount                        Interest Rate

  Series G                                          _____%
  Series C                                          _____%



                                SCHEDULE II


                      PASS THROUGH TRUST AGREEMENT AND
                       PASS THROUGH TRUST SUPPLEMENTS

  Pass Through Trust Agreement, dated as of July 30, 1999, between US Airways, Inc., US Airways Group, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by Trust Supplement No. 2000-1G, dated as of March __, 2000, and as supplemented by Trust Supplement No. 2000-1C, dated as of March __, 2000.